Exhibit 10.3

ASSEMBLY BIOSCIENCES, INC.

AMENDMENT NO. 1 TO COMMON STOCK PURCHASE AGREEMENT

This Amendment No. 1 to Common Stock Purchase Agreement (this “Amendment”) is dated as of June 17, 2024, by and between Assembly Biosciences, Inc., a Delaware corporation (the “Company”), and Gilead Sciences, Inc., a Delaware corporation (“Gilead,” and together with the Company, the “Parties”). All capitalized terms not otherwise defined herein shall have the respective meanings set forth in that certain Common Stock Purchase Agreement, dated as of October 15, 2023, by and between the Company and Gilead (the “Agreement”).

WHEREAS, the Parties desire to amend certain terms in the Agreement.

WHEREAS, Section 5.4 of the Agreement provides that the Agreement may only be amended by a writing signed by an authorized officer of each of the Company and Gilead.

WHEREAS, the undersigned constitute the requisite parties.

NOW, THEREFORE, in consideration of the foregoing and mutual covenants contained in this Amendment, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and Gilead agree to amend the Agreement as follows:

1. Amendment.

(a)	Section 1.1.39 of the Agreement is hereby amended and restated in its entirety to read as follows:

“1.1.39 ‘Equity Financing Deadline’ means the date that is twelve (12) months after the date of this Agreement.”

(b)	Section 2.3.3 of the Agreement is hereby amended and restated in its entirety to read as follows:

“2.3.3 If both (i) the Stockholder Approval is obtained on or prior to the first anniversary of this Agreement and (ii) the Company completes the Equity Financing (as defined in the Investor Rights Agreement) on or prior to the Equity Financing Deadline (the occurrence of both (i) and (ii), the “Company Additional Shares Purchase Condition”), then at any time within fifteen (15) calendar days after the date on which the Company Additional Shares Purchase Condition occurs (such date, the “Company Additional Shares Purchase Right Date”), the Company may elect to cause, subject to the conditions set forth in Section 2.8, Gilead to purchase from the Company a number of shares of Common Stock equal to the Maximum Additional Shares at the Additional Shares Purchase Price by providing written notice to Gilead, which notice shall include the Company’s calculation of the Maximum Additional Shares (such right, the “Additional Shares Purchase Right” and such notice, the “Company Additional Shares Purchase Exercise Notice”). Gilead shall select the anticipated Additional Closing Date for the purchase of the Additional Shares subject to the Company Additional Shares Purchase Exercise Notice and deliver written notice to the Company specifying such anticipated Additional Closing Date (the “Additional Shares Purchase Exercise Confirmation”), which date shall be (i) no earlier than the date that is two (2) Business Days after the date that Gilead delivers the Additional Shares Purchase Exercise Confirmation to the Company and (ii) no later than the date that is six (6) months after the date of the occurrence of the Company Additional Shares Purchase Condition is obtained. At any time during the Exercise Period, Gilead shall have a right (but not an obligation) to purchase from the Company, and the Company shall issue and sell to Gilead, the Maximum Additional Shares at the Additional Shares Purchase Price (such right, the “Gilead Additional Shares Purchase Right”). Gilead may exercise the Gilead Additional Shares Purchase Right by providing written notice to the Company specifying its calculation of the Maximum Additional Shares and specifying the anticipated Additional Closing Date (such notice, a “Gilead Additional Shares Purchase Notice” and, together with any Company Additional Shares Purchase Exercise Notice, an “Additional Shares Purchase Notice”). The Closing of the sale of Additional Shares (such closing, the “Additional Closing”) shall occur at 11:00 am (New York City time) on the date specified in the Additional Shares Purchase Exercise Confirmation or Gilead Additional Shares Purchase Notice, as applicable; provided, that if any of the conditions set forth in Section 2.8 have not been satisfied or (to the extent permitted by law) waived by such date and time (other than those conditions that by their terms are to be satisfied at the Additional Closing), the Additional Closing shall occur on the second (2nd) Business Day after satisfaction or (to the extent permitted by law) waiver of the conditions set forth in Section 2.8 (other than those conditions that by their terms are to be satisfied at the Additional Closing, but subject to the satisfaction or (to the extent permitted by law) waiver of those conditions), unless such other place, time and date shall be agreed in writing between the Company and Gilead (such date, the “Additional Closing Date”). The Additional Closing with respect to the exercise of the Gilead Additional Shares Purchase Right need not occur prior to the expiration of the Exercise Period, provided the Gilead Additional Shares Purchase Notice is provided prior to the expiration of the Exercise Period. Gilead may rescind or revoke a Gilead Additional Shares Purchase Notice at any time in its sole discretion prior to the Additional Closing Date. Notwithstanding anything to the contrary stated above, Gilead shall not be obligated to consummate the Additional Closing in respect of the Company Additional Shares Purchase Exercise Notice unless the conditions set forth in Section 2.8 have been satisfied on or prior to the date that is six (6) months after the date of the occurrence of the Company Additional Shares Purchase Condition (the “Outside Date’); provided that if, as of such date, the conditions set forth in Section 2.8.1(d) and Section 2.8.2(d) in respect of the Additional Closing have not been satisfied, then the Outside Date will automatically be extended until the date that is nine (9) months after the date of the occurrence of the Company Additional Shares Purchase Condition (and such date will then be the Outside Date; provided further, however, that if the primary cause of the failure of such conditions to be satisfied is a breach by a Party of the obligations of such Party under Section 2.4, then the non-breaching Party may, in its sole discretion, determine whether or not to extend the Outside Date to the date that is nine (9) months after the date of the occurrence of the Company Additional Shares Purchase Condition (and whichever date is selected will then be the Outside Date).”

2. Representation and Acknowledgment. The Company hereby represents and warrants to Gilead that the Company sought and received the Stockholder Approval at a special meeting of the Company’s stockholders held on January 31, 2024 and, based upon the foregoing representation, Gilead hereby acknowledges and agrees that such actions were not a breach or violation of Section 2.3.2 of the Agreement.

3. Limited Effect. Except as specified in this Amendment, all terms and conditions of the Agreement shall continue in full force and effect.

4. Binding Nature. Pursuant to Section 5.4 of the Agreement, this Amendment shall be binding upon the Parties.

5. Entire Agreement. This Amendment together with the Agreement, the Collaboration Agreement, including the appendices and schedules attached thereto and the Ancillary Agreements (as defined in the Collaboration Agreement), and the Investor Rights Agreement contain the entire understanding of the Parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the Parties acknowledge have been merged into such documents, exhibits and schedules.

6. Governing Law. This Amendment shall be governed by and construed under the substantive laws of the State of New York, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Amendment to the substantive law of another jurisdiction.

7. Counterparts; Electronic Execution. This Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the Parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file (including any “.pdf” including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., a signature applied with DocuSign), such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

(Signature page follows)

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment No. 1 to the Common Stock Purchase Agreement to be duly executed by their respective authorized signatories as of June 17, 2024.

Assembly Biosciences, Inc.

By:	/s/ Jason A. Okazaki
	Name:	Jason A. Okazaki
	Title:	Chief Executive Officer and President

Gilead Sciences, Inc.

By:	/s/ Andrew Dickinson
	Name:	Andrew Dickinson
	Title:	Chief Financial Officer

Signature Page to Amendment No. 1 to Common Stock Purchase Agreement